UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

	FORM	8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 29, 2020
Date of Report (Date of Earliest Event Reported)

HEWLETT PACKARD ENTERPRISE COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-37483		47-3298624
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

6280 AMERICA CENTER DRIVE,	SAN JOSE,	CA	95002
(Address of principal executive offices)			(Zip code)

(650)	687-5817
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	HPE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In November 2019, Hewlett Packard Enterprise Company’s (“HPE”) HR and Compensation Committee (“HRCC”) approved HPE’s fiscal 2020 annual incentive program (“AIP”), providing participants, including our named executive officers, an opportunity to earn a cash incentive bonus under the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan.

Performance measures under the AIP consisted of core financial metrics of revenue and operating profit, linked to corporate or business segment results, as applicable, Edge-specific revenue, as well as Annualized Revenue Run-rate. In recognition of critical financial, operational and strategic priorities that surfaced during the year in connection with the COVID-19 pandemic, and, in order to support the retention of talent and to provide a continuing incentive for performance, the HRCC has adopted an additional structured framework to guide potential discretionary decisions by the committee.

Under this additional framework, the HRCC may exercise discretion to adjust fiscal 2020 bonus funding under the AIP, based on the achievements in employee safety and engagement, operations execution, financial metrics including around revenue improvement, liquidity, and progress against our previously announced cost savings and optimization plan, and progress against our strategic pivot to everything-as-a-service.

The HRCC believes these performance categories to guide any potential HRCC discretionary action are aligned as drivers of shareholder value for fiscal 2020 given the business disruption from the COVID-19 pandemic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT PACKARD ENTERPRISE COMPANY

DATE: November 3, 2020	By:	/s/ RISHI VARMA
	Name:	Rishi Varma
	Title:	Senior Vice President, General Counsel and Corporate Secretary